UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2015

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 30, 2015, Capital Southwest Corporation (the “Company”) completed the spin-off (the “Share Distribution”) of CSW Industrials, Inc. (“CSWI”). CSWI is now an independent publicly traded company. CSWI’s common stock trades on the Nasdaq Stock Market under the symbol “CSWI.”

The Share Distribution was effected through a tax-free, pro-rata distribution of 100% of CSWI’s common stock (approximately 15.6 million shares) to shareholders of the Company. Each Company shareholder received one share of CSWI common stock for every one share of Company common stock held at 5:00 p.m., Eastern time, on the record date, September 18, 2015. Cash will be paid in lieu of any fractional shares of CSWI common stock.

CSWI’s assets and businesses consist of the Company’s former industrial products, coatings, sealants & adhesives and specialty chemicals businesses and include all the equity interests of The RectorSeal Corporation, The Whitmore Manufacturing Company, Jet-Lube, Inc., Balco, Inc., Strathmore Holdings, LLC, Smoke Guard, Inc. and CapStar Holdings Corporation.

A Registration Statement on Form 10 relating to the Share Distribution was filed by CSWI with the Securities and Exchange Commission and was declared effective on September 14, 2015.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, in connection with the Share Distribution and pursuant to the Amended and Restated Employee Matters Agreement, dated September 14, 2015 (the “Employee Matters Agreement”), between the Company and CSWI, the board of directors (the “Board”) of the Company approved amendments to its equity award agreements and cash incentive award agreements. The Board approved these amendments for award recipients who (1) is an employee of the Company following the Share Distribution (“Company Employee”) and (2) are employees of CSWI following the Share Distribution (“CSWI Employees”). The amendments are described further below. The terms of the equity award agreements and cash incentive award agreements not described below will remain the same and are more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2015, which descriptions are incorporated by reference herein.

Company Employees

Option Agreements.  The Board approved adjustments to Company Employee’s non-qualified stock option agreements and incentive stock option agreements. Both (1) the number of shares subject to an option agreement and (2) the exercise price of the options will be adjusted in order to preserve the aggregate intrinsic value of the original Company option agreements as measured immediately before and immediately after the Share Distribution. The value immediately after the Share Distribution will take into account the value of options to purchase shares of CSWI granted to CSWI Employees pursuant to the Employee Matters Agreement. These adjustments are described in further detail in the Employee Matters Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2015 and is incorporated by reference herein.

Cash Incentive Award Agreements.  The Board approved an amendment to Company Employees’ cash incentive award agreements.  Generally, these awards pay Company Employees a cash amount equal to the difference between the net asset value of the Company as of the date of grant and the net asset value as of the last December 31 immediately preceding the vesting date. The Board has amended these awards to use the net asset value of the Company as of June 30, 2015, the last measurement date prior to the Share Distribution, instead of the net asset value as of the last December 31 immediately preceding the vesting date to calculate the payment due upon the vesting of these awards.

CSWI Employees

Restricted Stock Agreements.  The Board approved amendments to CSWI Employees’ restricted stock agreements. The Board amended the restricted stock agreements to provide that (1) employment with CSWI, or one of its subsidiaries, will be deemed to be employment with the Company for purposes of the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the “2010 Plan”) and (2) a change in control of CSWI will be deemed to be a change in control of the Company for purposes of the 2010 Plan.

Option Agreements.  The Board approved amendments to CSWI Employees’ non-qualified stock option agreements and incentive stock option agreements. The amended option agreements provide that (1) employment with CSWI, or one of its subsidiaries, will be deemed to be employment with the Company for purposes of the Capital Southwest Corporation 2009 Stock Incentive Plan (the “2009 Plan”) and (2) a change in control of CSWI will be deemed to be a change in control of the Company for purposes of the 2009 Plan. The Board also approved adjustments to both (1) the number of shares subject to an option agreement and (2) the exercise price of the options in order to preserve the aggregate intrinsic value of the original Company option agreements as measured immediately before and immediately after the Share Distribution. The value immediately after the Share Distribution will take into account the value of options to purchase shares of CSWI granted to CSWI Employees pursuant to the Employee Matters Agreement. These adjustments are described in further detail in the Employee Matters Agreement.

Cash Incentive Award Agreements.  The Board approved an amendment to CSWI Employees’ cash incentive award agreements. Generally, these awards pay Company Employees a cash amount equal to the difference between the net asset value of the Company as of the date of grant and the net asset value as of the last December 31 immediately preceding the vesting date. The Board has amended these awards to use the net asset value of the Company as of June 30, 2015, the last measurement date prior to the Share Distribution, instead of the net asset value as of the last December 31 immediately preceding the vesting date to calculate the payment due upon the vesting of these awards pursuant to their terms.

Item 9.01	Financial Statements and Exhibits

(b)            Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the Company giving effect to the Share Distribution, and the related notes thereto, has been derived from the Company’s historical consolidated financial statements and is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

(d)            Exhibits

Exhibit No.	Description
10.1
Amended and Restated Employee Matters Agreement, dated September 14, 2015 between Capital Southwest Corporation and CSW Industrials, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2015)

99.1	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2015
By:	/s/ Bowen S. Diehl
	Name:	Bowen S. Diehl
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Employee Matters Agreement, dated September 14, 2015 between Capital Southwest Corporation and CSW Industrials, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2015)

99.1	Unaudited pro forma consolidated financial information